CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of JPMorgan Trust I of our report dated April 29, 2025, relating to the financial statements and financial highlights of JPMorgan National Municipal Income Fund, which appears in JPMorgan Trust I’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix A – Form of Agreement and Plan of Reorganization and Liquidation” in such Registration Statement and under the headings “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated July 1, 2024 of JPMorgan National Municipal Income Fund which are also incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

May 7, 2025